                                               Registration No. 333-____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                           MERCHANTS AND MANUFACTURERS
                              BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

         Wisconsin                                           39-1413328
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification Number)

                             19105 W. Capitol Drive
                              Brookfield, WI 53045
                    (Address of principal executive offices)

                           Merchants and Manufacturers
                              Bancorporation, Inc.
                        1996 Incentive Stock Option Plan
                            (Full title of the plan)

                              --------------------

                                  John Krawczyk
                             19105 W. Capitol Drive
                              Brookfield, WI 53045
                     (Name and address of agent for service)

                                 (262) 790-2122
          (Telephone number, including area code of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

 Title of securities to be registered    Amount to be     Proposed maximum     Proposed maximum      Amount of
                                        registered (1)   offering price per       aggregate       registration fee
                                                              share (2)       offering price (2)        (2)
Common Stock...................            210,000               (2)            $6,247,500.00         $575.00
                                            shares

(1) This Registration Statement covers the aggregate number of shares which may be issued upon the exercise of options which have been granted and may be granted in the future under the terms of the Merchants and Manufacturers Bancorporation, Inc., 1996 Incentive Stock Option Plan. Pursuant to Rule 416, this Registration Statement shall also be deemed to cover an indeterminate number of additional shares of common stock in the event the number of outstanding shares of Merchants and Manufacturers Bancorporation, Inc. is increased by stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h), solely for the purpose of calculating the registration fee as follows: the registration fee was calculated by reference to the average of the bid and ask price on January 31, 2003, which was $29.75, for a total maximum offering price of $6,247,500.00.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").




















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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Merchants and Manufacturers Bancorporation, Inc., a Wisconsin corporation (the "Registrant"), hereby incorporates by reference into this registration statement (the "Registration Statement") the following:

         A. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         B. Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2002.

         C. Registrant's Prospectus filed pursuant to Rule 424(b) on October 17, 2002.

         D. The description of the Registrant's common stock set forth in the Registrant's registration statement pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating any such description.

         E. Proxy Statement dated April 29, 2002 for Annual Meeting of Shareholders of Registrant held on June 4, 2002.

         All documents subsequently filed by the Registrant pursuant to Section 13(a) and (c) of the Exchange Act and any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that have not been sold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.



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

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred because he or she breached or failed to perform a duty owed to the Registrant incurred in a proceeding to which such person was a party because he or she was a director or officer of Registrant, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section
180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement between the director or officer and the Registrant, or a resolution of the Board of Directors, or adopted by a majority vote of the Registrant's shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses, and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale, or purchase of securities.

         The Registrant's Articles of Incorporation contain no provisions in relation to the indemnification of directors and offices of the Registrant.

         Under Article X of the Registrant's By-Laws, the Registrant extends rights of indemnification to any person who is made or threatened to be made a party to any action or claim or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, except as to matters in which he or she is finally adjudged to have been guilty of fraud in the performance of his or her duty as such director, officer, employee or agent. Indemnification is provided for expenses and amounts paid in the final disposition of claims, actions, suits or proceedings including settling of such matters. The rights of indemnification under the Registrant's By-Laws are in addition to rights to which such persons may be entitled as a matter of law, agreement, vote of shareholders or otherwise.

         Officers and directors of the Registrant and Registrant's subsidiaries are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers of Registrant or Registrant's subsidiaries.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.


         EXHIBIT NO.                        EXHIBIT

         3.1 Articles of Incorporation, as amended, of Registrant incorporated by reference to Exhibit 3(a) to Registration Statement on Form S-4 filed on October 4, 1999, SEC file No. 333-86855.

         3.2               Bylaws of Registrant incorporated by reference to
                           Exhibit 3.2 to Registrant's Registration Statement on Form S-1 filed on October 2, 1992, SEC File No. 33-53002.

         3.3 Merchants and Manufacturers Bancorporation, Inc. 1996 Stock Option Plan, as amended, incorporated by reference to Exhibit 10(a) to Registrant's Registration Statement on Form S-4 filed on September 21, 2002, SEC File No. 333-100015.

         3.4 Stock Option Agreement, as amended, for use with Merchants and Manufacturers Bancorporation, Inc. 1996 Incentive Stock Option Plan

         5.                Opinion of Davis & Kuelthau, s.c.

         23.1              Consent of Davis & Kuelthau, s.c. (contained in
                           Exhibit 5)

         23.2              Consent of McGladrey & Pullen, LLP


ITEM 9. UNDERTAKINGS.

         (a).     The undersigned Registrant hereby undertakes:

                  (1). To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-8, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

                  (2). That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3). To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes:

         (b). That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on January 23, 2003.

                                       MERCHANTS AND MANUFACTURERS
                                       BANCORPORATION, INC.


                                       By: /s/ Michael J. Murry
                                           -----------------------
                                               Name: Michael J. Murry
                                               Title: Chairman of the Board of
                                                      Directors



                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints Michael J. Murry his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, granting unto said attorney-in-fact and agent or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                           DATE


/s/ Michael J. Murry         Chairman of the Board of           January 23, 2003
--------------------------   Directors (Principal Executive
Michael J. Murry             Officer


/s/ James Bomberg            President and a Director           January 23, 2003
--------------------------
James Bomberg

/s/ James Mroczkowski        Executive Vice President, Chief    January 23, 2003
--------------------------   Financial Officer, Principal
James Mroczkowski            Financial and Accounting Officer


/s/ J. Michael Bartels       Director                           January 23, 2003
--------------------------
J. Michael Bartels

/s/ Duane H. Bluemke         Director                           January 23, 2003
--------------------------
Duane H. Bluemke

/s/ Duane P. Cherek          Director                           January 23, 2003
--------------------------
Duane P. Cherek

/s/                          Director                           January __, 2003
--------------------------
Rodney Goodell

/s/ Casimir S. Janiszewski   Director                           January 23, 2003
--------------------------
Casimir S. Janiszewski

/s/                          Director                           January __, 2003
--------------------------
Michael Judge

/s/                          Director                           January __, 2003
--------------------------
James Kacmarcik

/s/ Conrad Kaminski          Director                           January 23, 2003
--------------------------
Conrad Kaminski

/s/ Nicholas Logarakis       Director                           January 23, 2003
--------------------------
Nicholas Logarakis

/s/ Jerome Sarnowski         Director                           January 23, 2003
--------------------------
Jerome Sarnowski

/s/ James Sass               Director                           January 23, 2003
--------------------------
James Sass

/s/ Thomas Sheehan           Director                           January 23, 2003
--------------------------
Thomas Sheehan

/s/ Keith Winters            Director                           January 23, 2003
--------------------------
Keith Winters

/s/ Donald A. Zellmer        Director                           January 23, 2003
--------------------------
Donald A. Zellmer

                                  EXHIBIT INDEX


EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT

         3.1               Articles of Incorporation, as amended, of Registrant.

         3.2               Bylaws of Registrant

         3.3 Registrant's 1996 Incentive Stock Option Plan, as amended.

         3.4* Stock Option Agreement, as amended, for use with Registrant's 1996 Incentive Stock Option Plan.

         5.*               Opinion of Davis & Kuelthau, s.c.

         23.1*             Consent of Davis & Kuelthau, s.c. (contained in
                           Exhibit 5)

         23.2*             Consent of McGladrey & Pullen, LLP



* Filed Herewith.














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